Exhibit 10.22

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of                 , 2020 by and between Albertsons Companies, Inc., a Delaware corporation (the “Corporation”), and                  (“Indemnitee”).

RECITALS

WHEREAS, directors, officers and other persons in service to public corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation;

WHEREAS, the Amended and Restated Bylaws (the “Bylaws”) and the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation require indemnification of the officers and directors of the Corporation, Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), and the Bylaws, the Certificate of Incorporation and the DGCL expressly provide that contracts may be entered into between the Corporation, directors, officers and other persons with respect to indemnification;

WHEREAS, the Board of Directors of the Corporation (the “Board”) deems it reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws, the Certificate of Incorporation and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, Indemnitee does not regard the protection available under the Bylaws, the Certificate of Incorporation and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Corporation desires Indemnitee to serve in such capacity; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that he or she be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. As used in this Agreement:

(a) “Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act, or any successor provision.

(b) “Agent” means any person who is or was a director, officer or employee of the Corporation or a subsidiary of the Corporation or other person authorized by the Corporation to act for the Corporation, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another Enterprise at the request of, for the convenience of, or to represent the interests of the Corporation or any Enterprise.

(c) “Agreement” means this Indemnification Agreement.

(d) “Beneficial Ownership” has the meaning set forth in Rule 13d-3 under the Exchange Act, or any successor provision.

(e) “Board” means the Board of Directors of the Corporation.

(f) “Bylaws” means the Bylaws of the Corporation.

(g) “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation.

(h) “Change in Control” means the occurrence of any of the following:

i. Acquisition of Stock by Third Party. The acquisition by any Person or Group (other than the Sponsor Group Members) of Beneficial Ownership, directly or indirectly, of thirty-five percent (35%) or more of the total voting power of the Corporation, unless the Sponsor Group Members, collectively, have Beneficial Ownership of the voting power of the Corporation exceeding that of such acquiring Person or Group;

ii. Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in Sections 1(i)(iii) or 1(i)(iv)) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii. Corporate Transactions. The effective date of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

iv. Liquidation. The approval by the stockholders of the Corporation of a complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets; and

v. Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement.

(i) “Corporate Status” means the status of a person who is or was a director, trustee, partner, managing member, officer, employee, Agent or fiduciary of any Enterprise.

(j) “Corporation” means Albertsons Companies, Inc.

(k) “Delaware Court” means the Delaware Court of Chancery.

(l) “DGCL” means the General Corporation Law of the State of Delaware.

(m) “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(n) “Enterprise” means the Corporation and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Corporation as a director, officer, trustee, partner, managing member, employee, Agent or fiduciary.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

(p) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, ERISA and employee benefit plan excise taxes and penalties, and all other disbursements, obligations or expenses of the types customarily incurred in connection with, or as a result of, prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in, or otherwise participating in, a Proceeding. Expenses also shall include (i) expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond or other appeal bond or its equivalent, and (ii) expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or expenses or insurance recovery, as the case may be, and (iii) for purposes of Section 15(d) only, expenses incurred by or on behalf of Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Corporation in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

(q) “Group” has the meaning set forth in Sections 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor provision.

(r) “Indemnitee” means the person indicated in the signature page of this Agreement.

(s) “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Corporation agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(t) “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), amounts paid or payable in settlement, including any interest, assessments, and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Proceeding.

(u) “Person” has the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act, or any successor provision.

(v) “Proceeding” means any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative, regulatory, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status, by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to his or her Corporate Status, in each case whether or not serving in such capacity at the time any Loss is incurred for which indemnification, reimbursement or advancement of Expenses can be provided under this Agreement. If Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(w) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(x) “Sponsor Group Member” means each of the following: (i) Cerberus Capital Management, L.P., Lubert-Adler Partners, L.P., Klaff Realty, LP, Schottenstein Stores Corporation, and Kimco Realty Corporation, (ii) each other fund or managed account advised or managed by any of the foregoing, and (iii) each of their respective Affiliates (other than the Corporation and its subsidiaries), including Albertsons Investor Holdings LLC, a Delaware limited liability company, and KIM ACI, LLC, a Delaware limited liability company.

Section 2. Services to the Corporation. Indemnitee agrees to serve as a director, officer, employee or Agent of the Corporation, as applicable, or, by mutual agreement of the Corporation and Indemnitee, as a director, officer, employee, Agent or fiduciary of another Enterprise, as applicable. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Corporation shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Corporation (or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Corporation (or any Enterprise), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Corporation (or any Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Corporation, by the Certificate of Incorporation, the Bylaws and the DGCL. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director, officer, employee or Agent of any Enterprise, as applicable, as provided in Section 17 hereof.

Section 3. Indemnity in Third-Party Proceedings. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Losses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Certificate of Incorporation, the Bylaws, or the vote of its stockholders or Disinterested Directors.

Section 4. Indemnity in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Corporation, unless and only to the extent that the Delaware Court or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness or otherwise asked to participate in any aspect of a Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

Section 7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Expenses, but not, however for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8. Additional Indemnification. Notwithstanding any limitation in Sections 3, 4, 5 or 7, the Corporation shall indemnify Indemnitee to the fullest extent permitted by applicable law (as now in effect or as may from time to time hereafter be amended to increase the scope of such permitted indemnification) if Indemnitee is a party to or threatened to be made a party to or a participant in any Proceeding against all Losses actually and reasonably incurred by or on behalf of Indemnitee in connection with the Proceeding.

Section 9. Sponsor Indemnification. If a Sponsor Group Member with which Indemnitee is affiliated is, or is threatened to be made, a party to or a participant in any Proceeding relating to or arising by reason of such Sponsor Group Member’s position as a direct or indirect stockholder of the Corporation or appointment of, or affiliation with, Indemnitee or any other Agent, including without limitation, any alleged misappropriation of an asset or corporate opportunity of any Enterprise, any alleged misappropriation or infringement of intellectual property relating to any Enterprise, any alleged false or misleading statement or omission made by any Enterprise (or on its behalf) or its employees or Agents, or any allegation of inappropriate control or influence over the Corporation or its directors, officers, stockholders or debt holders; then such Sponsor Group Member will be entitled to indemnification hereunder to the same extent as Indemnitee, and the terms of this Agreement as they relate to procedures for indemnification of

Indemnitee and advancement of Expenses shall apply to any such indemnification of such Sponsor Group Member. The rights provided to such Sponsor Group Member under this Section 9 shall be suspended during any period during which such Sponsor Group Member, does not have a representative on the Board; provided, however, that in the event of any such suspension, such Sponsor Group Member’s rights to indemnification will not be suspended with respect to any Proceeding based in whole or in part on facts and circumstances occurring at any time prior to such suspension regardless of whether the Proceeding arises before or after such suspension. The Corporation and Indemnitee agree that each of the Sponsor Group Members are express third-party beneficiaries of the terms of this Section 9.

Section 10. Exclusions. Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnification payment in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; provided that the foregoing shall not affect any rights of Indemnitee or any Sponsor Group Member set forth in Section 16(c);

(b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Corporation by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act, or the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(c) except as provided in Section 15(d) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such payment arises in connection with any mandatory counterclaim or cross-claim or affirmative defense brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding), or (iii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law.

Section 11. Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary (other than Section 15(d)), the Corporation shall advance, to the extent not prohibited by law, the Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee, and such advancement shall be made within thirty (30) days after the receipt by the Corporation of a statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause

Indemnitee to waive any privilege accorded by applicable law shall not be so included), whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In accordance with Section 15(d), advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Corporation of this Agreement, which shall constitute an undertaking by Indemnitee to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Corporation. No other form of undertaking shall be required other than the execution of this Agreement. This Section 11 shall not apply to any claim made by Indemnitee for which indemnification is excluded pursuant to Section 10.

Section 12. Procedure for Notification and Defense of Claim.

(a) Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof or Indemnitee’s becoming aware thereof. The written notification to the Corporation shall include a description of the nature of the Proceeding and the facts underlying the Proceeding, in each case to the extent known to Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. The failure by Indemnitee to notify the Corporation hereunder will not relieve the Corporation from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Corporation shall not constitute a waiver by Indemnitee of any rights under this Agreement, except to the extent (solely with respect to the indemnity hereunder) that such failure or delay materially prejudices the Corporation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) The Corporation will be entitled to participate in the Proceeding at its own expense.

(c) Settlement of Proceedings.

i. The Corporation shall not settle, compromise or consent to the entry of any judgment as to Indemnitee in any Proceeding (in whole or in part) without Indemnitee’s prior written consent, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of Indemnitee and does not (A) require or impose any injunctive or other non-monetary remedy on Indemnitee, (B) require or impose an admission or consent as to any wrongdoing by Indemnitee or (C) otherwise result in a direct or indirect payment by or monetary cost to Indemnitee personally (as opposed to a payment to be made or cost to be paid by the Corporation on Indemnitee’s behalf).

ii. Indemnitee shall not settle, compromise or consent to the entry of any judgment as to Indemnitee in any Proceeding (in whole or in part) without the Corporation’s prior written consent, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the Enterprises and does not (A) require or impose any injunctive or other non-monetary remedy on any Enterprise, (B) require or impose an admission or consent as to any wrongdoing by any Enterprise, or (C) otherwise result in a direct or indirect payment by or monetary cost to any Enterprise.

Section 13. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 12(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by or on behalf of Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Corporation promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 13(a), the Independent Counsel shall be selected as provided in this Section 13(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Corporation shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements set forth in Section 1(t), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 12(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 13(a) hereof. Upon the due commencement of any Proceeding pursuant to Section 15(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) If the Corporation disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

Section 14. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 12(a), and the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Corporation (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) Subject to Section 15(e), if the person, persons or entity empowered or selected under Section 13 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 14(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 13(a).

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of such Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 14(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. Whether or not the foregoing provisions of this Section 14(d) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation.

(e) The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, Agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 15. Remedies of Indemnitee.

(a) Subject to Section 15(e), in the event that (i) a determination is made pursuant to Section 12 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 11, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 13(a) within ninety (90) days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 5 or 6 or the last sentence of Section 13(a) within ten (10) days after receipt by the Corporation of a written request therefor, (v) payment of indemnification pursuant to Sections 3, 4, 8 or 9 is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) the Corporation or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his or her entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such Proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such Proceeding pursuant to this Section 15(a); provided, however, that the foregoing clause shall not apply in respect of a Proceeding brought by Indemnitee to enforce his or her rights under Section 5. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 12(a) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 15 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any Proceeding commenced pursuant to this Section 15, the Corporation shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 12(a) that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any Proceeding commenced pursuant to this Section 15, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Corporation shall, to the fullest extent not prohibited by law, be precluded from asserting in any Proceeding commenced pursuant to this Section 15 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such Proceeding that the Corporation is bound by all the provisions of this Agreement. It is the intent of the Corporation that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Corporation shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Corporation of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by or on behalf of Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Corporation under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Corporation if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 16. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement (i) shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise, and (ii) shall be interpreted independently of, and without reference to, any other such rights to which Indemnitee may at any time be entitled. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Bylaws, the Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees or Agents of any Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or Agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c) The Corporation acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses, or insurance provided by a Sponsor Group Member(s). The Corporation hereby agrees (i) that it is the indemnitor of first resort, its obligations to Indemnitee hereunder are primary, and any obligation of the applicable Sponsor Group Member(s) to advance Expenses or to provide indemnification for the same Expenses or Losses incurred by Indemnitee are secondary; (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Losses paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the Certificate of Incorporation, the Bylaws, and any other agreement between the Corporation and Indemnitee, without regard to any rights Indemnitee may have against such Sponsor Group Member(s); and (iii) that it irrevocably waives, relinquishes and releases such Sponsor Group Member(s) from any and all claims against such Sponsor Group Member(s) for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by such Sponsor Group Member(s) on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Corporation shall affect the foregoing, and such Sponsor Group Member(s) shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation. The Corporation and Indemnitee agree that each Sponsor Group Member are express third-party beneficiaries of the terms of this Section 16(c).

(d) Except as to all entities described in Section 16(c), in the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(e) Except as provided in Section 16(c), the Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(f) Except as provided in Section 16(c), the Corporation’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Corporation as a director, officer, trustee, partner, managing member, fiduciary, employee or Agent of another Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise.

Section 17. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee or Agent of any Enterprise, as applicable, or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced (including any appeal thereof) by Indemnitee pursuant to Section 15 relating thereto. The indemnification and advancement of Expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or Agent of any Enterprise, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives. The Corporation shall require and shall cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation to, by written agreement, expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

Section 18. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 19. Enforcement.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Corporation.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws, any directors’ and officers’ insurance maintained by the Corporation and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 20. Modification and Waiver. Except as provided in Section 8 with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Corporation, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 21. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed, or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

If to Indemnitee, to the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Corporation.

If to the Corporation, to:

Robert A. Gordon

Executive Vice President & General Counsel

Albertsons Companies, Inc.

250 Parkcenter Blvd.

Boise, ID 83706

Facsimile: (208) 395-4625

or to any other address as may have been furnished to Indemnitee by the Corporation.

Section 22. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the Losses incurred by or on behalf of Indemnitee in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Corporation (and its directors, officers, employees and Agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 23. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 15(a), the Corporation and Indemnitee hereby irrevocably and unconditionally (a) agree that any Proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any Proceeding arising out of or in connection with this Agreement, (c) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, as its agent in the State of Delaware for acceptance of legal process in connection with any such Proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such Proceeding in the Delaware Court, and (e) waive, and agree not to plead or to make, any claim that any such Proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 24. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 25. Headings. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

ALBERTSONS COMPANIES, INC.	INDEMNITEE

By:	By:
Title:	Name:
Address:

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